As filed with the Securities and Exchange Commission on May 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

APTARGROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3853103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

265 Exchange Drive, Suite 100, Crystal Lake, Illinois	60014
(Address of Principal Executive Offices)	(Zip Code)

AptarGroup, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Robert W. Kuhn

Executive Vice President, Chief Financial Officer and Secretary

265 Exchange Drive, Suite 100

Crystal Lake, Illinois 60014

(Name and address of agent for service)

(815) 477-0424

(Telephone number, including area code, of agent for service)

Copy to:

 Gary D. Gerstman

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	1,000,000 shares (2)	$105.91 (3)	$105,910,000.00 (3)	$13,747.12

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such number of additional shares of common stock, $0.01 par value (the “Common Stock”), of AptarGroup, Inc. (the “Company”) as may be offered pursuant to the terms of the AptarGroup, Inc. 2018 Equity Incentive Plan (as amended and restated effective May 6, 2020) (the “Plan”), which provides for a change in the number or class of securities to prevent dilution as a result of any share dividend, stock split, spinoff, rights offering, recapitalization through an extraordinary cash dividend or other equity restructuring.

(2)	Represents additional shares of Common Stock authorized to be issued under the Plan as approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on May 6, 2020.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act and based upon the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on May 6, 2020.

NOTE

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by AptarGroup, Inc. (the “Company”), relating to 1,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates under the AptarGroup, Inc. 2018 Equity Incentive Plan (as amended and restated effective May 6, 2020) (the “Plan”). The Company filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2018 a Registration Statement on Form S-8 (Registration No. 333-224617) relating to shares of Common Stock issuable to eligible employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates under the Plan (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents heretofore filed with the Commission by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

(c)	The Company’s Current Report on Form 8-K, filed with the Commission on May 7, 2020.

(d)	The description of the Common Stock, which is contained in the Registration Statement on Form 8-A filed with the Commission on April 5, 1993, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of AptarGroup, Inc., as amended, filed as Exhibit 4(a) to the Company’s Registration Statement on Form S-8 filed on July 25, 2008, is hereby incorporated by reference.

4.2	Amended and Restated By-Laws of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 24, 2016, is hereby incorporated by reference.

4.3	AptarGroup, Inc. 2018 Equity Incentive Plan (as amended and restated effective May 6, 2020), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2020, is hereby incorporated by reference.

*5.1	Opinion of Sidley Austin LLP.

*23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24.1	Powers of Attorney (contained in the signature page to this Registration Statement)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crystal Lake, State of Illinois, on May 11, 2020.

APTARGROUP, INC.
By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President, Chief Financial Officer,
and Secretary

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephan B. Tanda and Robert W. Kuhn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ George L. Fotiades George L. Fotiades	Chairman of the Board and Director	May 11, 2020

/s/ Stephan B. Tanda Stephan B. Tanda	President and Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2020

/s/ Robert W. Kuhn Robert W. Kuhn	Executive Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)	May 11, 2020

/s/ Maritza Gomez Montiel Maritza Gomez Montiel	Director	May 11, 2020

/s/ Isabel Marey-Semper Isabel Marey-Semper	Director	May 11, 2020

/s/ Giovanna Kampouri Monnas Giovanna Kampouri Monnas	Director	May 11, 2020

/s/ Andreas C. Kramvis Andreas C. Kramvis	Director	May 11, 2020

/s/ B. Craig Owens B. Craig Owens	Director	May 11, 2020

/s/ Dr. Joanne C. Smith Dr. Joanne C. Smith	Director	May 11, 2020

/s/ Jesse Wu Jesse Wu	Director	May 11, 2020

/s/ Ralf K. Wunderlich Ralf K. Wunderlich	Director	May 11, 2020